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EXHIBIT 23.2:  CONSENT OF DELOITTE & TOUCHE LLP

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-57861 of InterWest Bancorp, Inc. on Form S-4 of our report dated January 19, 1996 (relating to the consolidated statements of operations, stockholders' equity and cash flows of Central Bancorporation and subsidiaries for the year ended December 31, 1995, not presented separately herein), appearing in this Current Report on Form 8-K of InterWest Bancorp, Inc.

DELOITTE & TOUCHE LLP

Seattle, Washington
July 22, 1998